Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
Kevin J. Lynch, Chief Executive Officer and President of Oritani Financial Corp., a Delaware corporation (the “Company”) and John M. Fields, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the annual report on Form 10-K for the year ended June 30, 2014 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 15, 2014	/s/ Kevin J. Lynch
Kevin J. Lynch
President and Chief Executive Officer

Date:	September 15, 2014	/s/ John M. Fields, Jr.
John M. Fields, Jr.
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.